Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Registration No. 333-180059 on Form S-3 and Registration Statement No. 333-126958, No.333-140042 and No.333-170395 on Form S-8 of our reports dated August 23, 2012, relating to the consolidated financial statements of Net 1 UEPS Technologies, Inc. and its subsidiaries (collectively, the “Company”), and the effectiveness of the Company’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Net 1 UEPS Technologies, Inc. for the year ended June 30, 2012.

/s/ Deloitte & Touche (South Africa)

Per PJ Smit
Partner
August 23, 2012

National Executive: LL Bam Chief Executive AE Swiegers Chief Operating Officer GM Pinnock Audit
DL Kennedy Risk Advisory NB Kader Tax L Geeringh Consulting & Clients & Industries
JK Mazzocco Talent & Transformation CR Beukman Finance M Jordan Strategy S Gwala Special Projects
TJ Brown Chairman of the Board MJ Comber Deputy Chairman of the Board

A full list of partners and directors is available on request